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                                                                    Exhibit 10.5
                    STANDARD BILATERAL POWER SALES AGREEMENT


         THIS STANDARD POWER PURCHASE AND SALE AGREEMENT (the "Agreement") is made and entered into as of this 14th day of May, 1999 between AES Eastern Energy, L.P., ("AES"), a Delaware limited partnership, having an office at 100 19th Street, Arlington, VA 22209, and NYSEG Solutions, Inc., ("NSI") a New York Corporation, having an office at 2 Court St., Binghamton, NY 13901 (each, a "Party", and collectively, the "Parties").

                                   WITNESSETH:


         WHEREAS, AES and NSI may, but shall not be obligated to, from time to time enter into certain transactions for the purchase and sale of Power (as defined below) or Other Services (as defined below); and

         WHEREAS, neither AES nor NSI will be the end users of such Power or Other Services; and

         WHEREAS, AES and NSI are power marketers with authority to engage in wholesale power transactions at market-based prices; and

         WHEREAS, AES and NSI desire to set forth certain terms and conditions applicable to any such Transaction (as defined below).

         NOW, THEREFORE, in consideration of the mutual agreements, covenants and conditions herein contained, AES and NSI and AES hereby agree:


                                    ARTICLE 1
                                   DEFINITIONS

         In addition to terms defined elsewhere in this Agreement, the following definitions shall apply to this Agreement.

         "AFFILIATE" means, with respect to any person, any other person (other than an individual) that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such person. For this purpose, "control" means the direct or indirect ownership of fifty percent (50%) or more of the outstanding capital stock or other equity interests having ordinary voting power.

         "AUTHORIZED REPRESENTATIVES" shall have the meaning set forth in
Section 3.2 of this Agreement.

         "BUSINESS DAY" means any day on which Federal Reserve member banks in New York City are open for business; and a Business Day shall open at 8:00 a.m., and close at 5:00 p.m. Eastern Prevailing Time.
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         "BUYER" means the Party to a Transaction hereunder who is obligated to purchase and receive Power or Other Services during the Period of Delivery specified for that Transaction.

         "CONTRACT PRICE" means the price for the purchase and sale of Power or Other Services agreed upon and set forth in a Transaction Agreement.

         "CONTRACT QUANTITY" means the quantity of Power or Other Services that Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller as set forth in a Transaction Agreement.

         "COSTS" shall have the meaning set forth in Section 13.6 of this Agreement.

         "DEFAULT" shall have the meaning set forth in Section 13.4 of this Agreement.

         "DELIVERY POINT" means the location (points, areas, or zones) to which Seller shall deliver and Buyer shall receive Power or Other Services as set forth in a Transaction Agreement.

         "FIRM" means, with respect to a Transaction, that the only excuse for the failure to deliver Power or Other Services by Seller or the failure to receive Power or Other Services by Buyer is Force Majeure, the other Party's non-performance, or such other reason as set forth in a Transaction Agreement for which a Party may interrupt delivery or receipt of Power or Other Services without liability.

         "FORCE MAJEURE" shall have the meaning set forth in Article 10 of this Agreement.

         "GAINS" shall have the meaning set forth in Section 13.6 of this Agreement.

         "INTEREST RATE" means the lesser of (i) Prime Rate plus two percent, or
(ii) the maximum lawful rate permitted by applicable law.

         "LOSSES" shall have the meaning set forth in Section 13.6 of this Agreement.

         "NON-FIRM" means, with respect to a Transaction, that delivery or receipt of Power or Other Services may be interrupted, without liability (except as specified in Section 8.1), for any reason unless otherwise specified in a Transaction Agreement and for reasons of Force Majeure as set forth in Article 10.

         "OTHER SERVICES" means any generation-related ancillary services, including but not limited to load following, VAR support, fuel supply arrangements and emissions credits.

         "PERIOD OF DELIVERY" means the duration of time during which Seller is obligated to sell Power or Other Services to Buyer and Buyer is obligated to purchase such Power or Other Services from Seller, such duration to be set forth in a Transaction Agreement.

         "POWER" means electric capacity and/or energy.

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         "PRIME RATE" means for any date, the per annum rate of interest announced from time to time by Citibank, N.A., as its "prime" rate for commercial loans, effective for such date as established from time to time by such bank.

         "REGULATORY APPROVALS" means, for any Transaction, all state and federal regulatory authorizations, consents, or approvals required as a condition precedent for the Transaction to occur, whether or not specifically set forth in any Transaction Agreement.

         "SCHEDULE OR SCHEDULING" means communicating with and confirming that a particular amount of Power or Other Services is to be delivered or received at the Delivery Point and providing all information as may be necessary to cause such delivery or receipt to occur.

         "SELLER" means the Party to a Transaction hereunder who is obligated to sell and deliver Power or Other Services during the Period of Delivery specified for that Transaction.

         "TAXES" shall have the meaning set forth in Article 11.

         "TRANSACTION" means a particular, specifically agreed-upon purchase and sale of Power or Other Services to be performed under this Agreement, as documented pursuant to Article 3.

         "TRANSACTION AGREEMENT" means a written agreement executed by the Parties to form and effectuate a Transaction that shall be substantially in the form of Exhibit A to this Agreement.

         "TRANSMISSION PROVIDERS" means the entity or entities transmitting energy on behalf of the Seller or Buyer to or from the Delivery Point in a particular Transaction.


                                    ARTICLE 2
                                      TERM

         This Agreement shall become effective upon the execution by both Parties. It shall remain in effect until terminated by either Party upon thirty
(30) days prior written notice. In the event either Party wishes to terminate this Agreement and sends such thirty (30) days notice, such termination shall not become effective with respect to particular Transactions the Parties enter into prior to the effective date of the termination unless and until such Transactions are either terminated by mutual agreement of the Parties or such Transactions expire in accordance with their terms.


                                    ARTICLE 3
                             TRANSACTION PROCEDURES

         SECTION 3.1 TRANSACTION AGREEMENTS. During the term of this Agreement, the Parties may notify each other that Power or Other Services are available for purchase or sale. Each Transaction shall be effectuated and evidenced (i) by a written Transaction Agreement or (ii) in a telephone conversation between the Parties whereby an offer and acceptance shall constitute the agreement ("Oral Agreement") of the Parties; provided, however, each Party may stipulate by prior notice to the other Party that any

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particular contemplated Transaction shall be effectuated and formed only by means of procedure (i) above. The specific terms to be established by the Parties for each Transaction shall include the Buyer and Seller, the Period of Delivery, the Contract Price, the Delivery Point, the Contract Quantity, whether the Transaction is Firm or Non-Firm and such other terms as the Parties shall agree upon Seller shall deliver to Buyer a Transaction Agreement by facsimile within one (1) Business Day after the Parties reach an Oral Agreement. If Seller does not supply the Transaction Agreement within such time, Buyer may deliver to Seller a Transaction Agreement by facsimile within two (2) Business Days after the Oral Agreement. If the receiving Party disagrees with the rates, terms and conditions in the Transaction Agreement, the receiving Party shall notify the sending Party of the specific points of disagreement by facsimile within two (2) Business Days after receipt of such Transaction Agreement. Failure of the receiving Party to respond in writing within two (2) Business Days of receipt of the Transaction Agreement shall constitute the receiving Party's acceptance of the rates, terms and conditions as set forth in the Transaction Agreement. The Parties shall resolve any conflict between this Agreement and a Transaction Agreement in favor of the Transaction Agreement, and between a Transaction Agreement and an Oral Agreement in favor of the Oral Agreement. If the Parties have elected to use the procedure in (i) above to effectuate a Transaction, the failure of the Parties to provide a Transaction Agreement shall invalidate the Transaction agreed to by the Parties. If the Parties have elected to use the procedure (ii) above to effectuate a Transaction, the failure of the Parties to provide a Transaction Agreement shall not invalidate the Transaction agreed to by the Parties. The Parties agree not to contest or assert any defense to the validity or enforceability of Oral Agreements entered into in accordance with this Agreement under laws relating to whether certain agreements are to be in writing or signed by the Party to be thereby bound. Each Party consents to the recording of its Authorized Representatives' telephone conversations without any further notice. All recordings may be introduced into evidence and used to prove the terms and conditions of a Transaction between the Parties; provided, however, that each Party reserves the right to object to such introduction on the grounds of relevance and materiality.

         SECTION 3.2 AUTHORIZED REPRESENTATIVES. Each Party shall, in accordance with Section 14.3, designate in writing to the other Party the persons authorized to Schedule and to agree to Transactions on behalf of such Party ("Authorized Representatives"). Provided that written notice is provided in accordance with Section 14.3, each Party may change its designation of Authorized Representatives.

         SECTION 3.3 NOTICE OF INTERRUPTION OF TRANSACTIONS. In the event that either Buyer or Seller desires to interrupt a Transaction, they shall provide notice in accordance with the procedures set forth in the applicable Transaction Agreement, or, absent such procedures, in accordance with Section 8.1.

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                                    ARTICLE 4
          DELIVERY POINTS, PARTY OBLIGATIONS AND RELIABILITY GUIDELINES

         SECTION 4.1 DELIVERY POINTS. Seller shall deliver and Buyer shall receive Power or Other Services at the Delivery Point(s) set forth in the appropriate Transaction Agreement.

         SECTION 4.2 SELLER'S AND BUYER'S OBLIGATIONS. Seller shall be responsible for any costs or charges imposed on or associated with the delivery of the Contract Quantity, including control area services, inadvertent energy flows, transmission losses and loss charges, and emission allowances relating to the transmission of the Contract Quantity up to the Delivery Point. Buyer shall be responsible for any costs or charges imposed on or associated with the receipt of the Contract Quantity, including control area services, inadvertent energy flows, transmission losses and loss charges, and emission allowances, relating to the transmission of the Contract Quantity from the Delivery Point.

         SECTION 4.3 RELIABILITY GUIDELINES. Each Party agrees to adhere to accepted electric industry practice and, without limiting the foregoing, to the applicable operating policies, criteria and/or guidelines of the North American Electric Reliability Council ("NERC") and any regional or sub regional requirements.

         SECTION 4.4 TRANSMISSION ARRANGEMENTS. Seller shall arrange and be responsible for transmission service to the Delivery Point and shall Schedule or arrange for Scheduling services with its Transmission Providers to deliver the Power to the Delivery Point. Buyer shall arrange and be responsible for transmission services from the Delivery Point and shall Schedule or arrange for Scheduling services with its Transmission Providers to receive the Power at the Delivery Point.


                                    ARTICLE 5
                                      PRICE

         Buyer agrees to pay Seller the Contract Price for Power and/or Other Services delivered as set forth in a Transaction Agreement.


                                    ARTICLE 6
                               BILLING AND PAYMENT

         SECTION 6.1 BILLING. Unless the Parties agree otherwise, all Transactions hereunder shall be accounted for on the basis of hourly quantities delivered. The accounting period for Transactions hereunder shall be one calendar month. For each Transaction, Seller shall render to Buyer for each calendar month during which purchases and sales of Power or Other Services are made, a statement setting forth as appropriate the total quantity of Power delivered, the Other Services rendered and the amounts due to Seller from Buyer as a result thereof. Such statement shall be rendered no later than the 15th day of each calendar month following the calendar month in which purchases and sales of Power or Other Services are made.

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         SECTION 6.2 PAYMENT. Buyer shall, by the later of (i) the 20th day of each calendar month or (ii) ten days after receipt of Seller's statement (by regular mail, facsimile or other acceptable means pursuant to Section 14.3), or if such day is not a Business Day, the immediately preceding Business Day, render to Seller by wire transfer or other acceptable method, the amount due Seller for all Power delivered or Other Services rendered during the preceding month. Payment shall be made to the payment address or by wire transfer to Seller's bank provided for in Section 14.3. If Buyer fails to make such payment when due, Buyer shall pay Seller a late charge on the unpaid balance that shall accrue on each calendar day from the due date at the Interest Rate. If Buyer, in good faith, disputes any part of any statement, Buyer shall provide a written explanation of the basis for the dispute and pay the portion of such statement conceded to be correct no later than the due date. If any amount disputed by Buyer is determined to be due to Seller, it shall be paid within ten (10) days of such determination, along with interest accrued from the original date due at the Interest Rate until the date paid. If full payment on the undisputed amount (including any late charges) is not received within five (5) Business Days after receipt of written notice of non-payment, Seller shall have the right to suspend this Agreement and terminate all outstanding Transactions. Buyer's right to challenge the accuracy of a bill is limited to twelve (12) months from the date that the bill is rendered. Upon the resolution of any disputed amount, any amount to be refunded shall be promptly paid (but in any event, within ten (10) days of the resolution of the dispute) after such determination with interest calculated at the Interest Rate from the date of payment to the date the refund payment is transmitted.

         SECTION 6.3 AUDIT. Each Party (and its representatives) has the right, at its sole expense, to examine the records of the other Party during normal business hours to the extent reasonably necessary to verify the accuracy of any statement, charge, or computation to Buyer pursuant to this Agreement. If any such examination reveals any inaccuracy in any statement, the necessary adjustments in such statement and the payments made pursuant to such inaccurate statement shall be adjusted; provided, however, that such adjustments shall be made prior to the lapse of one calendar year following the date on which the inaccurately was discovered. This Section 6.3 shall survive any termination of this Agreement for a period of two (2) years from the date on which the last statement is rendered pursuant to this Agreement.

         SECTION 6.4 NETTING. In the event that both Parties are required to pay an amount to the other Party in the same month under a provision of this Agreement, then such amounts shall be aggregated and the Parties shall discharge their obligations to pay through netting, in which case the Party, if any, owing the greater aggregate amount shall pay to the other Party the difference between the amounts owed. Each Party reserves all rights, setoffs, counterclaims and other remedies and defenses which such Party has or may be entitled to arising from or out of this Agreement. All Transactions and the obligations to make payment in connection therewith or under this Agreement may be offset against each other, set off, or recouped therefrom.

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                                    ARTICLE 7
                                      TITLE

         Title to Power delivered hereunder, and risk of loss, shall transfer from Seller to Buyer at the Delivery Point. Title to Other Services shall transfer as set forth in the applicable Transaction Agreement. Seller warrants that it will deliver to Buyer the Contract Quantity free and clear of all liens, claims and encumbrances.


                                    ARTICLE 8
                          LIABILITY AND INDEMNIFICATION

         SECTION 8.1 NON-FIRM TRANSACTIONS. In the event and to the extent the Transaction is a Non-firm Transaction, neither Party shall be liable in damages or otherwise to the other for an interruption of the delivery or receipt of Power for any reason unless otherwise specified in the Transaction Agreement, except and to the extent a Party fails to give to the other Party prompt notice ("Interruption Notice") of interruption except that a Party must first give Interruption Notice by telephone. Either Party may, at its sole discretion and without liability (except for failure to provide Interruption Notice within the time specified for such notice in the Transaction Agreement) or, absent such specified time in the Transaction Agreement, within sufficient time for the non-interrupting Party to notify the Transmission Providers of the schedule change without incurring any penalties or charges, interrupt in whole or in part, the delivery or receipt of Power at any time for any reason unless otherwise specified in the Transaction Agreement, provided that such Interruption Notice shall be given to the other Party, and that no such interruption shall be retroactive to any time prior to giving such Interruption Notice. In the event the interrupting Party fails to provide a prompt Interruption Notice, the interrupting Party shall be liable only for direct actual damages resulting from the failure to promptly notify and shall only be liable in the event the non-interrupting Party has exercised all reasonable efforts to minimize and avoid such damages. The Parties hereby agree that such actual direct damages shall equal any penalties or charges imposed on the non-interrupting Party by the Transmission Providers as a result of the interrupting Party's failure to provide the non-interrupting Party with prompt Interruption Notice, and that such damages shall be the sole and exclusive remedy of such event. Both Parties hereby stipulate that such liquidated damages are reasonable in light of the anticipated harm and the difficulty of estimation of calculation of actual direct damages and each Party hereby waives the right to contest such damages as an unreasonable penalty. In the event the Transaction Agreement specifies reasons under which a Party may interrupt a Non-firm Transaction and a Party interrupts such Non-Firm Transaction for reasons other than those specified, the interrupting Party shall be liable only for direct actual damages computed in the same manner as damages for the interruption of Firm Transactions prior to Interruption Notice.

         SECTION 8.2 FIRM TRANSACTIONS. With respect to the unexcused failure to deliver or receive Power, in whole or in part, under a Firm Transaction: (i) if Seller fails to deliver the Power, Seller shall pay Buyer, on the date payment would otherwise be due to Seller, an amount for each unit of such deficiency equal to the positive difference, if any, between (1) the price at which Buyer, acting in a commercially

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reasonable manner, purchases comparable supplies of such Power at a commercially reasonable price in the market at the Delivery Point specified in that Firm Transaction or, absent a purchase, the market price for such quantity at the Delivery Point as determined by Buyer in a commercially reasonable manner, and
(2) the price ("Contract Price") for such Power the Parties agreed to under the Firm Transaction, plus any incremental transmission costs, penalties or charges incurred by Buyer; and (ii) if Buyer fails to accept Power, Buyer shall pay Seller an amount for each unit of such deficiency equal to the positive difference, if any, between (3) the Contract Price, and (4) the price at which Seller, acting in a commercially reasonable manner, sells comparable supplies of Power at a commercially reasonable price in the market at the Delivery Point specified in that Firm Transaction or, absent a sale, the market price for such quantity at the Delivery Point as determined by Seller in a commercially reasonable manner, reduced by any incremental transmission costs, penalties or charges incurred by Seller.

         SECTION 8.3 LIABILITY IN CONNECTION WITH OTHER TRANSACTIONS. The foregoing liquidated damages provisions in Section 8.2 shall not apply to any Transactions other than Firm Transactions, except as provided in Section 8.1 of this Agreement.

         SECTION 8.4 DEMAND FOR LIQUIDATED DAMAGES PAYMENT OBLIGATION. As a condition precedent for the payment by either Party of liquidated damages as set forth in this Article 8, the Party demanding liquidated damages shall send written notice to the non-performing Party setting forth the basis and calculation as set forth above of the amount of such liquidated damages. Such written notice for the payment of liquidated damages shall be made in accordance with the schedule set forth in Section 6.1, and payment shall be made in accordance with the schedule set forth in Section 6.2. In the event that either Buyer or Seller fails to pay to the other Party when due liquidated damages set forth in this Article 8, the aggrieved Party shall have (i) the right to suspend performance under this Agreement until such liquidated damages plus interest computed in accordance with Section 6.2 are paid, and/or (ii) exercise any remedy available at law or in equity to enforce payment of such amounts.

         SECTION 8.5 NO PENALTY; EXCLUSIVE REMEDY. Both Parties hereby stipulate that the payments set forth in this Article are not penalties and that such payments are reasonable in light of the anticipated harm and the difficulty of estimating or calculating actual damages and each Party hereby waives the right to contest such damages as an unreasonable penalty. The remedies set forth in this Article 8 shall be the sole and exclusive remedy of any aggrieved Party for the failure of the other Party to deliver or receive the Contract Quantity and all other damages and remedies are waived.

         SECTION 8.6 LIMITATION OF LIABILITY. Unless expressly provided herein, neither Party shall be liable for consequential, incidental, punitive, exemplary, or indirect damages, lost profit, cost of capital, loss of goodwill, or business interruption damages, whether in contract, equity or tort, or otherwise.

         SECTION 8.7 INDEMNIFICATION. Each Party agrees to defend, indemnify and save harmless the other Party and its affiliates, partners,

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officers, directors, agents, subcontractors, assigns, vendors, representatives or employees, from and against any and all claims (including claims involving parallel, loop, inadvertent or unauthorized power flows), demands, liabilities, judgments, costs, expenses (including without limitation, reasonable attorneys' fees, experts' fees, and disbursements incurred by a Party in any action or proceeding between the Parties, or between a Party and any third party, or otherwise) suits, actions for damage by reason of bodily injury, death or damage to property caused by the performance or non-performance of the other Party, or its affiliates, partners, officers, directors, agents, subcontractors, vendors, representatives or employees under this Agreement, except to the extent caused by any act of negligence or willful misconduct by the indemnified Party or its affiliates, partners, officers, directors, agents, subcontractors, vendors or employees. Each Party shall be solely responsible for and shall bear all of the costs of claims by its employees, contractors, or agents arising under, and covered by, any workers' compensation law.

         SECTION 8.8 DUTY TO MITIGATE. The Provisions dealing with damages are subject to a duty to mitigate. Each Party agrees that it has a duty to mitigate damages and covenants that it will use commercially reasonable efforts (including, but not limited to, the Party's self-generation) to minimize any damages it may incur as a result of the other Party's performance or non-performance of a Transaction.

         SECTION 8.9 INSURANCE. Each Party shall maintain, at its expense, such insurance coverage and such evidence thereof, or evidence of self-insurance, as is reasonably satisfactory to the other Party.

         SECTION 8.10 SURVIVAL. This Article 8 shall survive the termination of this Agreement.


                                    ARTICLE 9
                            ASSIGNMENT AND SUCCESSION

         Neither Party shall assign this Agreement, a Transaction or a Transaction Agreement, without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, either Party may assign this Agreement to an Affiliate without the need for consent from the non-assigning Party; provided, however, that the assigning Party shall remain liable for Transactions entered into prior to the effective date of that assignment.


                                   ARTICLE 10
                                  FORCE MAJEURE

         SECTION 10.1 DEFINITION. Neither Party shall be considered to be in default in the performance of any obligations under this Agreement when a failure of performance shall be due to an event of Force Majeure. The term "Force Majeure" shall mean events that are beyond the control of the Party affected, including, without limitation: flood, earthquake, tornado, storm, fire, civil disobedience, labor disputes, labor or material shortage, sabotage, which by the exercise of due diligence such Party could not reasonably have been

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expected to avoid and which by exercise of due diligence it has been unable to overcome. No Party shall be relieved of its obligation to perform if such failure is due to causes arising out of its own negligence or due to removable or remediable causes which it fails to remove or remedy within a reasonable time period or for nonpayment of any amount or amounts due hereunder. Either Party rendered unable to fulfill any of its obligations under this Agreement by reason of an event of Force Majeure shall give prompt written notice of such fact to the other Party, but no later than five (5) days after the occurrence of the Force Majeure event, and shall exercise due diligence to remove such inability with all reasonable dispatch. If such Force Majeure event continues for a period of thirty (30) days or more, then the Party not claiming a Force Majeure event may terminate the affected Transaction upon five (5) days prior written notice to the other Party.

         SECTION 10.2 EXCLUSIONS. Neither (a) the loss of Buyer's markets or Buyer's inability to use or resell Power hereunder, nor (b) the loss or failure of Seller's supply, or Seller's ability to sell Power hereunder to a market at a more advantageous price, will constitute a Force Majeure event. Interruption by a Transmission Provider shall not be deemed to be an event of Force Majeure unless (a) the Party contracting with such Transmission Provider shall have made arrangements with such Transmission Provider for the firm transmission, as defined under the Transmission Provider's tariff, of the Contract Quantity to be delivered or received at the Delivery Point, (b) the interruption is due to an event of force majeure as defined by the Transmission Provider's tariff, and (c) the Party interrupted is unable, through commercially reasonable efforts, to secure alternative transmission service for purposes of delivering or receiving the Contract Quantity at the Delivery Point; provided, however, that solely for purposes of section (b), interruptions of transmission service directed or initiated by a pool, independent system operator, reliability council or such other entity exercising control over the Transmission Provider's system shall not be deemed a recognized event of force majeure under the Transmission Provider's tariff.


                                   ARTICLE 11
                                      TAXES

         Seller shall pay or cause to be paid, all taxes, fees, levies, penalties, licenses or charges imposed by any government authority ("Taxes") prior to the delivery of Power to Buyer at the Delivery Point(s). Buyer shall pay or cause to be paid, all Taxes imposed upon and after delivery at the Delivery Point(s). In the event Seller is required to remit or pay Taxes which are Buyer's responsibility, Buyer shall promptly reimburse Seller for such Taxes. If Buyer is required to remit or pay Taxes which are Seller's responsibility hereunder, Buyer may deduct the amount of any such Taxes from the sums due to Seller hereunder. Each Party shall indemnify, defend and hold harmless the other Party from any liability against the indemnifying Party's taxes. Buyer will provide Seller with applicable exemption certificates. Each Party shall use reasonable efforts to administer this Agreement and implement the provisions in accordance with the intent to minimize Taxes.

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                                   ARTICLE 12
                          DISPUTE RESOLUTION PROCEDURE

         SECTION 12.1 DISPUTE REPRESENTATIVE. Each Party shall designate one or more dispute representative(s) (each, a "Dispute Representative") within 10 days after a dispute arises who shall be authorized to act on its behalf with respect to those matters contained herein which are the functions and responsibilities of the Dispute Representative(s). Each Party shall give written notice to the other Party of its designation. The Dispute Representatives shall have no authority to modify any of the provisions of this Agreement.

         SECTION 12.2 INTERNAL DISPUTE RESOLUTION PROCEDURES. Any controversy or claim arising out of this Agreement or a Transaction Agreement shall be referred to the Dispute Representative(s) for resolution on an informal basis as promptly as practicable. In the event the Dispute Representatives are unable to resolve the dispute within thirty (30) days, or such other period as the Parties may agree upon, if mutually agreeable, such dispute may be submitted to arbitration and resolved in accordance with the arbitration procedures set forth in Section
12.3. Absent a mutual agreement to submit the dispute to binding arbitration, the Parties may pursue any remedy that may be available under this Agreement, or at law or in equity.

         SECTION 12.3 EXTERNAL DISPUTE RESOLUTION PROCEDURES. If the internal dispute resolution process under Section 12.2 above is unsuccessful, such dispute, if mutually agreeable, may be submitted to binding arbitration by one arbitrator qualified by education, experience or training to render a decision upon the issues in dispute and who has not previously been employed by either Party, and does not have a direct or indirect interest in either Party or the subject matter of the arbitration. Such arbitrator shall either be mutually agreed by the Parties within 30 days after written notice from either Party requesting arbitration, or failing agreement, the arbitration shall be conducted by a panel of three arbitrators having the qualifications set forth in the preceding sentence, one to be selected by each Party and the third arbitrator to be selected by the two arbitrators selected by the Parties. Such arbitration shall be held in New York City, New York. Each Party shall divide equally the cost of the hearing, and each shall be responsible for his own expenses and those of his counsel or other representative. The commercial arbitration rules of the AAA shall apply to the extent they are consistent with the rules specified above.


                                   ARTICLE 13
                          CREDITWORTHINESS AND DEFAULT

         SECTION 13.1 A Party will be considered creditworthy if (a) the Party's long-term unsecured debt securities are, and remain, rated a minimum of BBB or Baa2 by Standard & Poor's or Moody's, respectively, (b) the Party either prepays for Power or (c) provides an irrevocable standby letter of credit issued by a domestic or Canadian bank with a minimum A (Standard & Poor's), or A2 (Moody's) long-term unsecured debt rating, for an amount equal to the sum of the charges pursuant to Article 5 for the shorter of (i) the three (3) individual months

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when such charges would be greatest, or (ii) the term of the Transaction
Agreement, (d) the Party has, as determined by the other Party in its sole discretion, a qualified long-term payment history, (e) the Party's parent company, in a form satisfactory to the other Party, guarantees responsibility for all financial obligations associated with the Transaction Agreement and such parent company conforms to the minimum ratings specified above, or (f) the Party otherwise demonstrates to the other Party's satisfaction that it is creditworthy.

         SECTION 13.2 Should a Party have reasonable grounds for insecurity regarding the other Party's performance under this Agreement, the Party may demand Adequate Assurance of Performance. "Adequate Assurance of Performance" shall mean sufficient security in the form and for the term reasonably specified by the Party demanding assurance, including, but not limited to:

         (a) a security interest in an asset acceptable to the demanding Party;

         (b) a performance bond or guarantee by a creditworthy entity;

         (c) cash prepayment;

         (d) a standby irrevocable letter of credit issued from a bank approved by the demanding Party; or

         (e) such other security in a form acceptable to the demanding Party.

         SECTION 13.3 SECURITY REQUIREMENT. If at any time and from time to time during the term of this Agreement (and notwithstanding whether an event of Default has occurred or Early Termination Date declared as defined in Section 13.5) the Termination Payment, as determined in accordance with Section 13.5, that would be owed by a Party in respect of all Transactions then outstanding should exceed a previously posted amount of Adequate Assurance of Performance (as defined in Section 13.2) less all outstanding debts, then upon receipt of notice from the other Party, such Party shall deliver additional Adequate Assurance of Performance for the difference between the amount of Adequate Assurance of Performance required and the amount of Adequate Assurance of Performance currently held.

         SECTION 13.4 An event of default ("Default") shall occur in the event either Party ("Defaulting Party") shall:

         (i) fail to provide Adequate Assurance of Performance to the Non-Defaulting Party within a period of five (5) Business Days of a demand for such assurance;

         (ii) make an assignment or any general arrangement for the benefit of creditors;

         (iii) default in a payment obligation to the other Party which is not cured within five (5) Business Days after receipt of written notice of such default provided by the Non-Defaulting Party;

         (iv) file a petition or otherwise commence, authorize, or acquiesce in the commencement of a proceeding or cause of action under any bankruptcy or similar law for the protection of creditors, or have such petition filed or proceeding commenced against it and such petition or proceeding is not withdrawn or dismissed within thirty (30) days after such filing or commencement;

         (v) fail to perform any covenant set forth in this Agreement (other than the events that are otherwise specifically covered in this Section 13.4 as a separate Event of Default or its obligations to deliver or receive Power a remedy for which is provided in Section 8), and such failure is not excused by Force Majeure or cured within five (5) Business Days after written notice thereof to the Defaulting Party; or

         (vi) fail to, or can no longer, demonstrate its creditworthiness after five (5) Business Days notice of a demand to demonstrate.

         In the event of Default by one Party, the other Party ("Non Defaulting Party") shall have the right to suspend performance of this Agreement and/or terminate all future Transaction(s) thereunder, in addition to any and all other remedies available hereunder or pursuant to law or in equity.

         SECTION 13.5 If a Default occurs with respect to a Defaulting Party at any time during the term of this Agreement the Non-Defaulting Party may, for so long as the Default is continuing:

         (i) establish a date ("Early Termination Date") on which all Transactions shall terminate (the "Terminated Transactions"); and

         (ii) withhold any payments due in respect to the Terminated Transactions; provided, however, upon the occurrence of any Default listed in Section 13.4 as it may apply to any Party, all Transactions in respect thereof shall automatically terminate, without notice, and without any other action by either Party as if an Early Termination Date had been declared immediately prior to such event.

         If an Early Termination Date has been designated, the Non-Defaulting Party shall in good faith calculate its Gains, Losses and Costs resulting from the termination of the Terminated Transactions. The Gains, Losses and Costs shall be determined by comparing the value of the remaining term, Contract Quantity and Contract Price under each Terminated Transaction had it not been terminated to the equivalent quantities and relevant market prices for the remaining term either quoted by a bona fide third-party offer or which are reasonably expected to be available in the market under a replacement contract for each Terminated Transaction. To ascertain the market prices of a replacement contract, the Non-Defaulting Party may consider, among other valuations, any or all of the settlement prices of NYMEX Power futures contracts, quotations from leading dealers in energy swap contracts and other bona fide third party offers, all adjusted for the length of the remaining term and differences in transmission. The Non-Defaulting Party shall aggregate such Gains, Losses and Costs with respect to all Transactions into a single net amount ("Termination Payment") and notify the Defaulting Party. If the Non-Defaulting Party's aggregate Losses and Costs exceed its aggregate Gains, the Defaulting Party shall, within five (5) Business Days of receipt of such notice, pay the Termination Payment to the Non-Defaulting Party, which amounts shall bear interest at the Interest Rate from the Early Termination Date until paid. It is expressly agreed that a Party shall not be required to enter into replacement transactions in order to determine the Termination Payment. If the Non-Defaulting Party's aggregate Gains exceed its aggregate Losses and Costs, if any, resulting from the termination of the Terminated Transactions, the amount of the Termination Payment shall be zero. If the Defaulting Party disagrees with the calculation of the Termination Payment, the dispute may be submitted to the dispute resolution procedure of Article 12, and the resulting Termination Payment shall be due and payable within three (3) Business Days after the disputed amount is resolved, or seek any available remedies at law or equity.

         SECTION 13.6 As used herein with respect to each Party; (i) "Costs" shall mean, with respect to a Party, brokerage fees, commissions and other similar transaction costs and expenses reasonably incurred by such Party either in terminating any arrangement pursuant to which it has hedged its obligations or entering into new arrangements which replace a Terminated Transaction, and attorney's fees, if any, incurred in connection with enforcing its rights under this Agreement; (ii) "Gains" shall mean, with respect to a Party, an amount equal to the present value of the economic benefit (exclusive of Costs), if any, to it resulting from the termination of its obligations with respect to a Terminated Transaction, determined in a commercially reasonable manner; and
(iii) "Losses" shall mean, with respect to a Party, an amount equal to the present value of the economic loss (exclusive of Costs), if any, to it resulting from the termination of its obligations with respect to a Terminated Transaction, determined in a commercially reasonable manner. In no event, however, shall a Party's Gains, Losses or Costs include any penalties, ratcheted demand or similar charges. At the time for payment of any amount due under this
Section 13.6, each Party shall pay to the other Party all additional amounts payable by it pursuant to this Agreement, but all such amounts shall be netted and aggregated with any Termination Payment payable hereunder.

         SECTION 13.7 This Agreement shall be considered a "forward contract" for purposes of the Bankruptcy Code.


                                   ARTICLE 14
                                  MISCELLANEOUS

         SECTION 14.1 REGULATORY. This Agreement and performance hereunder is subject to all present and future valid and applicable laws, orders, statutes and regulations. The rights of the Parties to perform the purchase and sale of Power or Other Services shall not be effective until all Regulatory Approvals have been obtained. If all Regulatory Approvals are not obtained prior to the commencement of a Transaction, either Party may terminate such Transaction without further obligation or liability to the other Party. Each Party shall use reasonable efforts to acquire and maintain such approvals. Subject to the Parties' rights and obligations under this Article 14, if any provision of this Agreement, an associated Transaction or Transaction Agreement, or the application of that provision to a Party, is held to be unenforceable, illegal, or invalid by a court or agency of competent jurisdiction, the remainder of this Agreement, or the Transaction Agreement, as applicable, and the application of such provision other than to the extent it is held unenforceable, illegal, or invalid, will not be invalidated or affected thereby.

         SECTION 14.2 AUTHORIZATION. Each Party represents to the other that it has (or will have at the time of documentation of any Transaction and at the time of delivery or receipt of Power or Other Services thereunder) all requisite Regulatory Approvals and corporate authorizations necessary to consummate such Transaction.

         SECTION 14.3 NOTICES. Except as specifically provided otherwise, any notice, request, demand, statement or payment provided for in this Agreement shall be delivered by letter, facsimile or other documentary form. A notice sent by facsimile transmission shall be deemed received by the close of the Business Day on which such notice was transmitted or such earlier time as confirmed by the receiving Party and notice by overnight mail or courier shall be deemed to have been received two (2) Business Days after it was sent or such earlier time as is confirmed by the receiving Party unless it confirms a prior verbal communication, in which case any such notice shall be deemed received on the day sent.

IF TO NYSEG SOLUTIONS, INC.:

Notices & Correspondence:                    Payments & Invoices:
AES Eastern Energy, L.P.                     AES Eastern Energy, L.P.
1001 19th Street                             1001 19th Street
Arlington, VA  22209                         Arlington, VA  22209
ATT:  Manager Energy Trading                 ATT:  ____________________________
Phone:  _______________________              Phone:  __________________________
Fax:  _________________________              Fax:  ____________________________



Payments by Wire Transfer:
_______________________________
_______________________________
_______________________________

IF TO NYSEG SOLUTIONS, INC.

NOTICES & CORRESPONDENCE:                    PAYMENTS & INVOICES:
NYSEG Solution, Inc.                         NYSEG Solutions, Inc.
Number One South Jersey Plaza                2 Court Street
Route 54                                     Binghamton, NY  13901
Folsom, NH  08037                            ATT:  Ann Scala
ATT:  Louis A. DeCicco                       Phone:  (607) 721-1705
Phone:  (609) 561-9016 Ext. 4127             Fax:  (607) 721-1717
Fax:  (609) 567-4009

PAYMENTS BY WHITE TRANSFER:
M&T Bank
35 Washington Avenue
Endicott, NY  13760
For Credit To:  NYSEG Solutions Receivables
Phone:  (607) 786-4776
ABA #:  022000046
ACCOUNT #:  16669418

         From time to time either Party may change the foregoing addresses by sending notice of such change in accordance with this Agreement.

         SECTION 14.4 ENTIRETY. This Agreement, the exhibits hereto, and the documentation of each Transaction hereunder constitute the entire agreement between the Parties hereto with respect to such Transaction. There are no prior or contemporaneous agreements or representations affecting the same subject matter other than those herein expressed. This Agreement may only be amended in writing and such amendment shall become effective when executed by the Authorized Representatives.

         SECTION 14.5 GOVERNING LAW. Including any counterclaims and cross claims asserted in such action, this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the laws of such state requiring the application of the laws to another state. The Parties consent that any legal action or proceeding arising under or relating to this Agreement, or any Transaction Agreement entered into pursuant to this Agreement, shall be brought in any court of the State of New York. The Parties irrevocably waive any objection that it may now or in the future have to the State of New York as a proper and exclusive forum for any legal action or proceeding arising under or relating to this Agreement, or Transaction Agreement entered into pursuant to this Agreement.

         SECTION 14.6 NON-WAIVER. No waiver by either Party hereto of any one or more defaults by the other in the performance of any of the provisions of this Agreement, or of a Transaction Agreement, shall be construed as a waiver of any other default or defaults whether of a like kind of different nature.

         SECTION 14.7 SEVERABILITY. Except as otherwise stated herein, any provisions, article or section declared or rendered unlawful by a court of law or regulatory agency with jurisdiction over the parties, or deemed unlawful because of a statutory change, will not otherwise affect the remaining lawful obligations that arise under this Agreement.

         SECTION 14.8 HEADINGS. The headings herein are for convenience and reference purposes only and shall in no way affect the meaning or interpretation of the provisions of this Agreement.

         SECTION 14.9 CONFIDENTIALITY. Neither Party shall disclose the terms of any Transaction to a third party (other than such Party's and its Affiliates' employees, lenders, counsel, accountants or consultants) except in order to comply with any applicable law, order, regulation or exchange rule; provided, however, that each Party shall notify the other Party of any proceeding of which it is aware that may result in such disclosure and the Party subject to such proceeding shall use reasonable efforts to prevent or limit the disclosure. However, the foregoing shall not apply to the quarterly filing by a Party with the Federal Energy Regulatory Commission of a summary of Transactions. The provisions of this Agreement other than the terms of any Transactions are not subject to this confidentiality obligation. The Parties shall be entitled to all remedies available at law or in equity to enforce, or seek relief in connection with, this confidentiality obligation; provided, however, that all monetary damages shall be limited to actual direct damages and a breach of this Section
14.9 shall not give rise to the right to suspend or terminate any ongoing Transaction. This Section 14.9 shall survive termination of this Agreement, or any associated Transaction Agreement.

         SECTION 14.10 AGENCY. This Agreement shall not be intended, and shall not be construed, to create any association, joint venture, agency relationship or partnership between the Parties or to impose any such obligation or liability upon either Party. Neither Party shall have any right, power or authority to enter into any agreement or undertaking, for, or act on behalf of, or to act as or be an agent or representative of, or otherwise bind, the other Party.

         SECTION 14.11 CHANGES IN RATES, TERMS OR CONDITIONS. The rates, terms and conditions in this Agreement or in any Transaction or Transaction Agreement are not subject to change under Sections 205 or 206 of the Federal Power Act, as either section may be amended or superseded, absent the mutual written agreement of the Parties. It is the intent of this Article 14.11 that, to the maximum extent permitted by law, the rates, terms, and conditions in this Agreement, or in any Transaction or Transaction Agreement, shall not be subject to change, regardless of whether such change is sought (a) by the Federal Energy Regulatory Commission acting sua sponte on behalf of a Party or third party, (b) by a Party, (c) by a third party, or (d) in any other manner.

         SECTION 14.12 THIRD PARTIES. This Agreement, or any Transaction or Transaction Agreement entered into pursuant to this Agreement, shall be intended solely for the benefit of the Parties. Nothing in this Agreement shall be construed to create any duty to, standard of care with reference to, or any liability to, any person or entity not a party to this Agreement or related Transaction Agreement.

         SECTION 14.13 BINDING EFFECT. This Agreement, and any Transaction or Transaction Agreement entered into pursuant to this Agreement, shall inure to the benefit of, and be binding upon, the Parties and their respective successors and permitted assigns.

         SECTION 14.14 APPLICABLE TARIFFS. AES's sales of Power and/or Other Services under this Agreement shall be pursuant to AES's FERC Electric Rate Schedule, Original Volume No. 1 (Docket #ER99-1773-000), a copy of which is attached hereto as Exhibit B. NSI's sales of Power and/or Other Services under this Agreement shall be pursuant to NSI's FERC Electric Rate Schedule, Original Volume 1 (Docket #ER99-971-000), a copy of which is attached hereto as Exhibit C.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals to be effective as of the date and year first written above.

AES Eastern Energy, L.P.               NYSEG Solutions, Inc.

By:                                    By:
   --------------------------             -------------------------------------

Name:                                  Name:
   --------------------------             -------------------------------------

Title:                                 Title:
   --------------------------             -------------------------------------

                                    EXHIBIT A
                          FORM OF TRANSACTION AGREEMENT


(DATE)

(COMPANY)
(STREET ADDRESS)
(CITY, STATE ZIP)
(Attn: ATTENTION)

RE: DESCRIPTOR Transaction

Dear ATTENTION:

         Pursuant to our conversation, this document shall confirm the agreement reached between AES Eastern Energy, L.P. ("AES") and NYSEG Solutions, Inc. ("NSI") regarding the Transaction set forth below. This Transaction shall be governed by the STANDARD POWER PURCHASE AND SALE AGREEMENT between AES and NSI dated ________________.

Seller:

Buyer:

Terms:

Quantity:

Price:

Nature of Power:  (address firmness or availability guarantees here)

Delivery Point:

Scheduling:

Additional Terms Specific to Individual Transactions:

Other Conditions:          THE TERMS OF THIS TRANSACTION ARE CONFIDENTIAL and
                           are not to be disclosed to any third party without the prior written consent of the non-disclosing
                           Party; provided that the terms of this Transaction may be disclosed to governmental agencies with jurisdiction over this matter without prior consent.
                           In the event that such disclosure is required, the disclosing Party will endeavor to obtain a protective order to avoid or minimize any public disclosure of the terms of this Transaction.

Please confirm that the terms stated herein accurately reflect the agreement reached between AES and NSI by returning an executed copy of this Transaction Agreement via facsimile to NYSEG SOLUTIONS, INC. at (609) 567-4009. Your response should reflect the appropriate party in your organization who has the authority to enter into the Transaction. Your failure to object to the terms contained in this Transaction Agreement within two Business Days after receipt shall result in your acceptance of the terms and conditions of this Transaction Agreement. Terms used but not defined herein shall have the meanings ascribed to them under the Standard Power Purchase And Sale Agreement.

ACCEPTED AND AGREED TO AS OF ____________day of ___________,19____

AES Eastern Energy, L.P.               NYSEG Solutions, Inc.

By:__________________________          By:  __________________________________
Name:                                  Name:

                                    EXHIBIT B

                            AES EASTERN ENERGY, L.P.
                            RATE SCHEDULE FERC NO. 1

                                    EXHIBIT C

                              NYSEG SOLUTIONS, INC.
                            RATE SCHEDULE FERC NO. 1


1. Availability: NYSEG Solution, Inc. ("NSI") makes electric energy and/or capacity, and other services, available under this Rate Schedule for wholesale sales to purchasers with whom NSI has contracted.

2. Applicability: This Rate Schedule is applicable to all wholesale sales of electric energy and/or capacity, and other services, by NSI not otherwise subject to a particular rate schedule of NSI.

3. Rates: All sales shall be made at rates established by agreement between the purchaser and NSI.

4. Reassignment: NSI may reassign transmission capacity that it has reserved for its own use at a price not to exceed the highest of: (1) the original transmission rate paid by NSI; (2) the applicable transmission provider's maximum stated from firm transmission rate on file at the time of the transmission reassignment; or (3) NSI's own opportunity costs, capped at the applicable transmission provider's cost of expansion at the time of the sale to the eligible customer. NSI will not recover opportunity costs in connection with reassignments without making a separate filing under Section 205 of the FPA. Except for the price, the terms and conditions under which the reassignment is made shall be the terms and conditions governing the original grant by the transmission provider. Transmission capacity may only be reassigned to a customer eligible to take service under the transmission provider's open access transmission tariff or other transmission rate schedules. NSI will report the name of the assignee in its quarterly reports.

5. Other Terms and Conditions: All other terms and conditions of sale shall be established by agreement between the purchaser and NSI.

6. Affiliate Sales Prohibited: NSI will not sell electric energy and/or capacity to New York State Electric & Gas Corporation or any other NSI affiliate that has captive customers absent a Section 205 filing with the Commission, unless otherwise permitted by the Commission.

7.       Effective Date: This Rate Schedule is effective on and after December
         22, 1998.

                              TRANSACTION AGREEMENT


May 6, 1999

NYSEG Solutions, Inc.
2 Court Street
Binghamton, New York  13901
(Attn:  Mark Beaudoin)

RE: Supply of Power to NYSEG Solutions, Inc. in connection with the Interconnection Agreement by and between New York Electric & Gas Corporation ("NYSEG") and AES NY, L.L.C. dated as of August 3, 1998 (as amended and assigned to AES Eastern Energy, L.P., the "Agreement")

Dear Mr. Beaudoin:

         Pursuant to our conversation, this document shall confirm the agreement reached between AES Eastern Energy, L.P. ("AES") and NYSEG Solutions, Inc. ("Solutions") regarding the Transaction set forth below. This Transaction shall be governed by the STANDARD POWER PURCHASE AND SALE AGREEMENT between AES and Solutions dated May 14, 1999 (the "PPSA").

Seller:  AES

Buyer:  Solutions

Term: This Transaction Agreement shall be in effect for a term equal to the term of the Agreement.

Contract Quantity: Power required by Solutions to provide Secondary System Substation service power and power for Building Services to NYSEG as described in Sections 3.9.1 and 3.9.2 of the Agreement for the Milliken and Kintigh generating stations, but not the Hickling, Jennison, Greenidge and Goudey generating stations, at the amounts specified in Schedule A to the Agreement.

Price: The Power delivered pursuant to this Transaction Agreement shall be delivered at no cost.

Nature of Power: The Power shall be delivered on the same basis as that provided from the plants immediately prior to the closing of the transactions contemplated by the Asset Purchase Agreement between NYSEG, NGE Generation, Inc. and AES NY, L.L.C. dated as of August 3, 1998.

Delivery Point: The Delivery Point shall be those points specified in Appendix F of the Interconnection Implementation Agreement between NYSEG and AES dated as of May 7, 1999 that are located at the Milliken generating station, and at the Kintigh switchyard, delivery is provided at 69 kV to NYSEG bank transformer #4, point of interconnection #3. In addition, the Delivery Point for power for Building Services shall include those points at the Milliken and

Kintigh generating stations at which the switch is closed so that NYSEG is able to obtain Power necessary for lighting, heating, ventilation and exhaust.

Scheduling:

Additional Terms Specific to individual Transactions:

                           The liquidated damages provision of Article 8 of the
PPSA and Article 13 of the PPSA shall not apply to this Transaction Agreement.

                           Under no circumstances shall Solutions have any
liability to AES under this Transaction Agreement unless Solutions' action or failure to act under this Transaction Agreement is the sole cause of AES's loss of Exempt Wholesale Generator status under Section 32 of the Public Utility Holding Company Act of 1935, as amended.

Other Conditions:          THE TERMS OF THIS TRANSACTION ARE CONFIDENTIAL and
                           are not to be disclosed to any third party without the prior written consent of the non-disclosing
                           Party; provided that the terms of this Transaction may be disclosed to governmental agencies with jurisdiction over this matter without prior consent.
                           In the event that such disclosure is required, the disclosing Party will endeavor to obtain a protective order to avoid or minimize any public disclosure of the terms of this Transaction.

Please confirm that the terms stated herein accurately reflect the agreement reached between AES and Solutions by returning an executed copy of this Transaction Letter via facsimile to AES Eastern Energy, L.P. at (609) 567-4009. Your response should reflect the appropriate party in your organization who has the authority to enter into the Transaction.

ACCEPTED AND AGREED TO AS OF 14th day of May, 1999

AES Eastern Energy, L.P.               NYSEG Solutions, Inc.

By: /s/ Daniel J. Rothaupt             By:  /s/ Carl A. Taylor
Name:                                  Name:



                                       2